UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2023
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ARTIVION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant's telephone number, including area code: (770) 419-3355
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement and Transition of D. Ashley Lee, Chief Financial Officer and Treasurer

On December 4, 2023, D. Ashley Lee, the Executive Vice President, Chief Financial Officer and Treasurer of Artivion, Inc. (the “Company”), notified the Company of his decision to retire effective December 31, 2023 (the “Retirement Date”). Mr. Lee’s decision to retire as Chief Financial Officer and Treasurer was not related to any disagreements with the Company on any matter relating to its operations, policies or practices or any issues regarding financial disclosures, accounting or legal matters. The Company and its Board of Directors extend their gratitude to Mr. Lee for his nearly thirty (30) years of dedicated and exemplary service to the Company and wish him well in his retirement.

Mr. Lee ceased being the Company’s Chief Financial Officer and Treasurer on December 4, 2023, but continues as an officer through the Retirement Date as Executive Vice President, Finance, during which time he will assist in the transition. In connection with his retirement, in recognition of his nearly thirty (30) years of service with the Company and given that he will be sixty (60) years of age in July 2024, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved Mr. Lee’s eligibility under the Company’s retirement guidelines, pursuant to which Mr. Lee’s unvested equity as of his Retirement Date will continue to settle in accordance with the original terms of those equity grants, and Mr. Lee will have up to the earlier of thirty-six (36) months or the expiration date to exercise vested options. Such approval is subject to Mr. Lee providing the Company with a full release of any claims as of the Retirement Date, including any release of claims under any of his agreements with the Company (except surviving indemnification provisions), his continued adherence to his confidentiality, non-compete and non-solicitation agreement for its two (2) year duration (absent a waiver from the Company), his assistance in the transition until his retirement and thereafter (as detailed below) and his non-disparagement of the Company, its directors and officers.

The Committee also approved entering into a one (1) year consulting agreement with Mr. Lee (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Lee will serve as a financial consultant to the Company from January 1, 2024 (the “Transition Date”) through December 31, 2024, and he will (i) receive cash payments in an amount equal to his annual base salary immediately prior to the Retirement Date, paid monthly, less applicable taxes and withholdings, in accordance with the Company’s regular payroll dates; and (ii) receive payments for a total of up to $50,000 as reimbursement for certain transitional expenses. In addition, Mr. Lee is eligible to receive, in March 2024, a cash bonus for his service in 2023 in an amount to be determined by the Committee in the first quarter of 2024 based on the Company’s performance and Mr. Lee’s individual performance, less applicable taxes and withholdings.

Appointment of Lance A. Berry, Chief Financial Officer and Treasurer

On December 4, 2023, the Company’s Board of Directors appointed Lance A. Berry as the Company’s Chief Financial Officer and Treasurer, effective as of that date. Mr. Berry will also serve as the Company’s Principal Financial Officer.

Mr. Berry, 51, most recently served from January 2019 until November 2020 as the Executive Vice President, Chief Financial and Operations Officer of Wright Medical Group N.V. (“Wright”), until it was acquired by Stryker in November 2020. Previously, Mr. Berry served as the Senior Vice President, Chief Financial Officer for Wright from 2009 to 2018 and as its Vice President, Corporate Controller from 2002 to 2009. Before joining Wright in 2002, Mr. Berry served as a certified public accountant for Arthur Andersen. Mr. Berry currently serves on the board of directors of two public companies, Treace Medical Concepts, Inc., and Vapotherm. Mr. Berry earned a Bachelor’s and Master’s degrees in Accounting from the University of Mississippi in 1994 and 1995, respectively.

In connection with the Board of Directors’ appointment of Mr. Berry to the position of Chief Financial Officer and Treasurer, Mr. Berry and the Company agreed to the terms of an offer letter (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Berry will receive the following compensation: (a) an annual base salary of $500,000; (b) a one-time cash payment of $100,000 to assist in relocation and reimbursable to the Company if Mr. Berry leaves the Company within twelve (12) months of his start date; (c) starting on January 1, 2024, annual cash incentive compensation as determined by the Board of Directors, with a bonus target amount of 60% of his base salary; (d) a sign-on equity grant, the total value of which is $1,500,000, divided equally between stock options and restricted stock units (“RSUs”), with a vesting of one-third annually for options, and cliff vesting at three years for RSUs, such grant to be made as soon as reasonably practicable after Mr. Berry’s start date and (e) for 2024 compensation, a target equity grant valued at $1,500,000, divided among the equity vehicles of Performance Share Units (“PSUs”), RSUs and stock options, as determined by the Committee at the time equity grants are made for all officers for 2024.

While an “at-will” employee in general, Mr. Berry will also qualify for certain severance benefits related to a change in control. In the event of a termination of Mr. Berry’s employment by the Company without cause, or by him for good reason, within six (6) months before to two (2) years after a change of control (as such terms are defined in the change of control agreement), he shall qualify to receive a lump sum payment in cash in an amount equal to the sum of (a) eighteen (18) months of his then-current base salary (or his base salary in effect immediately prior to the change of control, if higher) plus (b) 1.5 times his target bonus for the then-current year (or his target bonus in effect immediately prior to the change of control, if higher). In addition, the Company shall pay the employer portion of premiums for COBRA continuation coverage for up to twelve (12) months following the date of termination, subject to Mr. Berry’s copayment of premium amounts at the applicable active employees’ rate and his proper election to receive benefits under COBRA. Mr. Berry will also be subject to standard and customary non-compete and non-solicitation provisions, as well as the beneficiary of standard and customary indemnification protections.

There are no arrangements or understandings between Mr. Berry and any other persons pursuant to which he was appointed as Chief Financial Officer and Treasurer. There are no family relationships between Mr. Berry and any director or executive officer of the Company, and Mr. Berry has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of Mr. Lee’s consulting agreement and Mr. Berry’s offer letter and change of control agreement do not purport to be complete and are qualified in their entireties by reference to the complete text of such agreements, copies of which the Company intends to file, if required, as exhibits to its Annual Report on Form 10-K for the twelve (12) months ending December 31, 2023.
Item 7.01    Regulation FD Disclosure

On December 6, 2023, the Company issued a press release, announcing the retirement of D. Ashley Lee and the appointment of Lance A. Berry as Chief Financial Officer and Treasurer. A copy of the press release issued by the Company is “furnished,” not “filed,” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d)    Exhibits
(d)Exhibits.

Exhibit Number	Description
99.1*	Press Release dated December 6, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
*Furnished herewith, not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2023

ARTIVION, INC.

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President